News Release
Exhibit 99.1
News Release
SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com

EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500

FOR IMMEDIATE RELEASE	NOVEMBER 7, 2005
SYKES ENTERPRISES, INCORPORATED REPORTS
THIRD QUARTER 2005 FINANCIAL RESULTS
Third quarter 2005 EPS increased more than four-fold to $0.17;
Raising year-end 2005 EPS guidance range to $0.50 to $0.52 from $0.44 to $0.48
TAMPA, FL — November 7, 2005 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today financial results for the third quarter of 2005, highlights of which are as follows:

	Third Quarter	Third Quarter
(In millions, except per share data)	2005	2004
Revenues	$122.6	$111.5
Income from Operations	$6.4	$2.5
Net Income	$6.9	$1.1
EPS	$0.17	$0.03
•	Total revenues increased 10.0%, led by solid customer care call volume growth in the Americas region

•	Exited third quarter 2005 with cash and cash equivalents of $117.8 million and no outstanding debt
Operating Performance by Segment
Americas
Revenues generated from the Company’s Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), increased 17.7% to $80.3 million, or 65.5% of total revenues, for the third quarter of 2005. Revenues for the prior year period totaled $68.2 million, or 61.1% of total revenues. Approximately 1.5% of the third quarter 2005 revenue percentage increase was related to the Canadian acquisition completed in the first quarter of this year. Excluding the acquisition, the year-over-year revenue increase was attributable to several factors, including an increase in customer care call volumes from new and existing clients, particularly in the communications vertical market, and some call volume redirected from other vendors following the hurricanes.
On a sequential basis, the Americas revenues rose 3.9% to $80.3 million compared to $77.3 million in the second quarter of 2005. The growth was largely attributable to the factors mentioned in the preceding paragraph.

The Americas operating margin before corporate G&A expenses and impairment of long-lived assets for the third quarter of 2005 was 16.4% versus 12.8% in the comparable quarter last year. The third quarter of 2005 included a catch-up in depreciation expense of approximately $0.7 million, or approximately 0.9% of the operating margin, for reactivating a previously held-for-sale customer contact management center to balance existing and service new client demand. Results in the prior year included a gain of approximately $2.8 million on the sale of a customer contact management center. The year-over-year Americas operating margin improvement, including the gain in the prior year period, was due to an increase in customer care call volumes from new and existing client programs, favorable revenue mix-shift to higher margin offshore regions and lower operating expenses.
On a sequential basis, the Americas operating margin remained in line at 16.4% in the third quarter of 2005 versus 16.5% in the second quarter of 2005. The operating margin for the second quarter included a gain of $1.7 million, or approximately 2.1% of the operating margin, related to the sale of a customer contact management center. Excluding the gain, the sequential increase in operating margins was due to the factors mentioned in the preceding paragraph.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region declined 2.3% to $42.3 million, representing 34.5% of SYKES’ total revenues for the third quarter of 2005 compared to $43.3 million, or 38.9%, in the prior year’s third quarter. The foreign currency effect to SYKES’ third quarter 2005 EMEA revenues was a decline of approximately $0.1 million due to a somewhat weaker Euro compared with the same period last year. Excluding this foreign currency impact, EMEA revenues for the third quarter of 2005 decreased approximately $0.9 million, largely reflecting customer care call volume declines from the sluggishness in the EMEA market.
Sequentially, EMEA revenues declined $2.6 million, or 5.8%, to $42.3 million compared to $44.9 million in the second quarter of 2005. Approximately $1.4 million of the sequential revenue decline was due to the weakness in the Euro while the remainder was principally due to third-quarter summer seasonality related to the European holidays.
The operating margin for EMEA before corporate G&A expenses and impairment of long-lived assets in the third quarter of 2005 was 5.5% compared to 5.7% in the prior year period. The year-over-year margin decrease was principally due to slightly lower call volumes, partially helped by a lower depreciation expense.
Sequentially, the EMEA operating margin rose to 5.5% from 3.6%, reflecting slightly better asset utilization and moderately lower operating expenses.
Corporate Costs
Corporate costs totaled approximately $8.5 million in the third quarter of 2005, a decrease of $0.3 million from $8.8 million in the prior year period. The decrease was largely related to $2.3 million in one-time CEO and Chairman succession costs accrued in the prior year period, partially offset by an increase in professional fees, including Sarbanes-Oxley related spending and other costs.
During the third quarter of 2005, the Company recorded an impairment charge of $0.6 million related to the disposal of customer contact management work stations and equipment from previously exited centers in the Americas region.
Other Income and Taxes
Other income for the third quarter of 2005 totaled approximately $1.3 million compared to other income of five thousand dollars for the same period in the prior year. The year-over-year increase in other income was primarily related to additional interest income resulting from higher levels of cash, foreign currency gains and rental income from the lease of four U.S. customer care centers net of related expenses.
During the third quarter of 2005, the Company’s tax rate was 10.6% versus 56.6% in the same period last year. The decrease in the effective tax rate was primarily due to $0.02 earnings per share adjustment for the reversal of a valuation allowance related to the international operations and a shift in the geographic mix of earnings and the related tax effects.
Liquidity and Capital Resources
The Company’s balance sheet at September 30, 2005 remained strong with cash and cash equivalents of $117.8 million and no outstanding debt. Approximately $78.7 million, or 67%, of the Company’s September 30th cash balance was held in international operations and may be subject to additional taxes if repatriated to the U.S. The Company continues to assess whether and to what extent it might repatriate earnings under the repatriation provisions of the American Jobs Creation Act of 2004. At September 30, 2005, the Company also had $50 million of capacity available under its credit facility. For the three-months ended September 30, 2005, the Company generated approximately $11.4 million in cash flow from operations. For the nine months ended September 30, 2005, the Company generated $37.7 million in cash flow from operations.
Balance Sheet Reclassifications
We are currently evaluating the classification of certain long-term liabilities, which we may determine should be reported as current liabilities in the Company's consolidated balance sheets for both the current and prior years. The amount of any reclassification has not yet been determined, but we expect to complete our evaluation before we file the Form 10-Q for the third quarter 2005. We do not expect any reclassification to impact our consolidated statement of operations, earnings per share or consolidated statement of cash flows.
Business Outlook
Due to the favorable dynamics in the telecommunications industry and continued strides in managing operating expenses, the Company is raising its year-end 2005 revenue and earnings per share guidance. Included in the year-end 2005 guidance is an anticipated fourth-quarter charge for up to $0.3 million related to the contract expiration of a customer care program with a technology client in the EMEA region. The Company expects to incur an additional charge totaling approximately $1.0 million to $1.3 million spread over the first and second quarters of 2006, as the ramp down of the program is completed. The corresponding annualized revenue impact related to the contract expiration of the customer care program is estimated to be $12 million. This is the program that has been periodically referenced by the Company in its previous quarterly earnings statements relating to the trend toward the potential migration of call volumes from the EMEA region to Eastern Europe.
The outlook for the remainder of 2005 does not include the sale of any customer contact management centers.
Considering the above factors, the Company anticipates the following financial results for the three months ended December 31, 2005:
•	Revenues in the range of $124 million to $129 million

•	Tax rate in the range of 24% to 25%

•	EPS in the range of $0.12 to $0.14 per diluted share

•	Capital expenditures in the range of $3.0 million to $4.0 million
For the twelve months ended December 31, 2005, the Company anticipates the following financial results:
•	Revenues in the range of $490 million to $495 million

•	Tax rate in the range of 24% to 25%

•	EPS in the range of $0.50 to $0.52 per diluted share

•	Capital expenditures in the range of $12.0 million to $13.0 million
The Company anticipates providing comments on its 2006 business outlook when it releases its fourth quarter 2005 results.

Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, November 8, 2005 at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of SYKES’ website at www.sykes.com/investors.asp under the heading “Investor Newsroom — Press Releases.”
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; and (xxiv) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data) *
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2005	2004
Revenues	$122,596	$111,507
Direct salaries and related costs	(75,247)	(70,578)
General and administrative	(40,387)	(41,338)
Gain on disposal of property & equipment, net	47	2,874
Impairment of long-lived assets	(605)	—

Income from operations	6,404	2,465
Other income	1,278	5

Income before provision for income taxes	7,682	2,470
Provision for income taxes	(812)	(1,398)

Net income	$6,870	$1,072

Net income per basic share	$0.17	$0.03
Shares outstanding, basic	39,291	39,189

Net income per diluted share	$0.17	$0.03
Shares outstanding, diluted	39,566	39,259
* Certain prior year balances have been reclassified to conform to the current year’s presentation.

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data) *
(Unaudited)

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2005	2004
Revenues	$366,162	$346,000
Direct salaries and related costs	(228,702)	(227,834)
General and administrative	(121,646)	(123,929)
Gain on disposal of property & equipment, net	1,743	7,009
Impairment of long-lived assets	(605)	—
Reversal of restructuring & other charges	314	—

Income from operations	17,266	1,246
Other income	2,161	3,107

Income before provision for income taxes	19,427	4,353
Provision for income taxes	(4,615)	(1,963)

Net income	$14,812	$2,390

Net income per basic share	$0.38	$0.06
Shares outstanding, basic	39,242	39,746

Net income per diluted share	$0.38	$0.06
Shares outstanding, diluted	39,425	39,870
* Certain prior year balances have been reclassified to conform to the current year’s presentation.

Sykes Enterprises, Incorporated
Segment Results
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2005	2004

Revenues:
Americas	$80,310	$68,165
EMEA	42,286	43,342

Total	$122,596	$111,507

Operating Income:
Americas	$13,174	$8,757
EMEA	2,338	2,488

Operating income before corporate G&A expenses, impairment of long-lived assets and reversal of restructuring & other charges	15,512	11,245
Corporate G&A expenses	(8,503)	(8,780)
Impairment of long-lived assets	(605)	—
Reversal of restructuring & other charges	—	—

Income from operations	6,404	2,465

Other income	1,278	5
Provision for income taxes	(812)	(1,398)

Net income	$6,870	$1,072

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2005	2004

Revenues:
Americas	$231,980	$211,661
EMEA	134,182	134,339

Total	$366,162	$346,000

Operating Income:
Americas	$35,396	$16,869
EMEA	5,973	5,181

Operating income before corporate G&A expenses, impairment of long-lived assets and reversal of restructuring & other charges	41,369	22,050
Corporate G&A expenses	(23,812)	(20,804)
Impairment of long-lived assets	(605)	—
Reversal of restructuring & other charges	314	—

Income from operations	17,266	1,246

Other income	2,161	3,107
Provision for income taxes	(4,615)	(1,963)

Net income	$14,812	$2,390

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2005	2004
	(Unaudited)
Assets:
Current and other non-current assets	$245,996	$229,635
Property and equipment, net	75,360	82,891

Total assets	$321,356	$312,526

Liabilities & Shareholders’ Equity:
Current and noncurrent liabilities (1)	$104,435	$102,491
Shareholders’ equity	216,921	210,035

Total liabilities and shareholders’ equity	$321,356	$312,526

(1)	We are currently evaluating the classification of certain long-term liabilities, which we may determine should be reported as current liabilities in the Company's consolidated balance sheets for both the current and prior years. The amount of any reclassification has not yet been determined, but we expect to complete our evaluation before we file the Form 10-Q for the third quarter 2005.
Sykes Enterprises, Incorporated
Supplementary Data
(Unaudited)

	September 30,	September 30,
	2005	2004
Geographic Mix (% of Total Revenue):

Americas (1)	65.5%	61.1%
Europe, Middle East & Africa (EMEA)	34.5%	38.9%

Total	100.0%	100.0%
(1)	Includes the United States, Canada, Latin America and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2005	Q3 2004	FY 2004
Vertical Industry Mix (% of Total Revenue):

Communications	34%	30%	32%
Technology / Consumer	34%	37%	36%
Healthcare	7%	7%	7%
Financial Services	8%	8%	8%
Transportation & Leisure	7%	7%	6%
Other	10%	11%	11%

Total:	100%	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2005	2004
Cash Flow From Operating Activities:
Net income	$6,870	$1,072
Depreciation and amortization	6,637	7,387
Changes in assets and liabilities and other	(2,089)	3,215

Net cash provided by operating activities	$11,418	$11,674

Capital expenditures	$3,013	$4,639
Cash interest paid	$65	$124
Cash taxes paid	$1,165	$2,495

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2005	2004
Cash Flow From Operating Activities:
Net income	$14,812	$2,390
Depreciation and amortization	19,927	23,194
Changes in assets and liabilities and other	2,949	(15,374)

Net cash provided by operating activities	$37,688	$10,210

Capital expenditures	$8,666	$21,500
Cash interest paid	$408	$215
Cash taxes paid	$6,308	$7,522